UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

BNET MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-178000

NEVADA (State or other jurisdiction of incorporation)	30-0523156 (I.R.S. Employer Identification No.)
Suite 3, 350 South 200 West, Farmington UT (Address of principal executive offices)	84025 (Zip Code)

Registrant’s telephone number, including area code:

                                                                                 (801) 928-8266

 (Former name or former address, if changed since last report)

291 South 200 West, Farmington UT. 84025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bnet Media Group, Inc.

Form 8-K

Current Report

Item 3.02      Unregistered Sales of Equity Securities.

On July 20, 2015, the registrant’s board of directors approved the issuance of 40,000 shares of the registration’s securities in satisfaction of $40,000 of debt as follows:

(1)           6,413,000 shares of the registrant’s Series A Non-convertible Preferred Stock at a price of $0.01 per share, for a total of $6,413.00; and

(2)           13,587,000 shares of the registrant’s common stock at a price of $0.001 per shares for a total of $13,587.00, and

(3).

20,000,000 shares of the registrant’s Series D Convertible Preferred Stock at a price of $0.01 per share, for a total of $20,000.00

                The securities were issued to the registrant’s Chief Executive Officer, Gerald Sklar, R Nickolas Jones CFO, and Arnold Sopczak in lieu of cash as full payment for $40,000 in funds advanced to pay the registration’s operations expenses.  The recipients of securities of the Company are accredited investors in that they are currently officers and/or directors of the registrant and are considered by the registrant to be “sophisticated persons”, in as much as they possess such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of receiving of securities of the registrant.  The registrant believes that the issuance of its securities as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

After giving effect to the issuance of the above securities the registrant will have 35,015,000 shares of common stock issued and outstanding; 20,000,000 shares of Series A Preferred issued and outstanding; 8,021,798 shares of Series B Preferred issued and outstanding; 0 shares of Series C Preferred issued and outstanding; and 20,000,000 shares of Series D Preferred issued and outstanding.

 ITEM 9.01                                FINANCIAL STATEMENTS AND EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2015	Bnet Media Group, Inc.
a Nevada corporation
/s/ Gerald E. Sklar